UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

LITHIUM & BORON TECHNOLOGY, INC

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Ren-Min Road Da-Chai Dan Town Hai Xi County, Qing Hai Province	817000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 097-782-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBTI	Pink

Item 8.01 Other Events.

Lithium & Boron Technology, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Report”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused severe disruptions in its operations and the operations of its professional advisors. This has, in turn, delayed the Company’s ability to complete the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than June 15, 2020 (which is less than 45 days from the Report’s original filing deadline of May 15, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM & BORON TECHNOLOGY, INC
(Registrant)
Date:	May 14, 2020	By:	/s/ Jimin Zhang
		Name:	Mr. Jimin Zhang
		Title:	Chief Executive Officer